UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

Schedule 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Wetouch Technology Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER FROM THE CHIEF EXECUTIVE OFFICER

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders (“Special Meeting”) of Wetouch Technology Inc., a Nevada corporation (the “Company” or “WETH”), which will be held at the Company’s corporate headquarters, located at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China on September 4, 2026 at 10:00 A.M., local time.

We are following Securities and Exchange Commission rules which enable us to provide proxy materials for the Special Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact from printing, mailing and disposing of paper copies. The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) is first being mailed, the proxy statement and form of proxy are being distributed to stockholders of record as of the August 11, 2026 (the “Record Date”) and made available on the Internet, on or about September 4, 2026. Stockholders whose shares are held in a brokerage account will receive this information from their broker.

The Notice of Special Meeting of Stockholders and Proxy Statement describes the formal business to be transacted at the Special Meeting. Our directors and officers will be present to respond to appropriate questions from stockholders. A stockholder must complete the attached proxy card or be present in person to vote at the meeting.

Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote by returning the proxy card in the enclosed postage-prepaid envelope. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend. If you attend the meeting, you may revoke your proxy and personally cast your vote. Attendance at the meeting does not of itself revoke your proxy.

By Order of the Board of Directors,
/s/ Zongyi Lian
Zongyi Lian
Chief Executive Officer and Director

WETOUCH TECHNOLOGY INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on September 4, 2026

NOTICE IS HEREBY GIVEN that the special meeting of the stockholders (“Special Meeting”) of Wetouch Technology Inc., a Nevada corporation (the “Company” or “WETH”), will be held at the Company’s corporate headquarters, located at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China on September 4, 2026 at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:

(1)    To approve the issuance of shares of common stock to Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited pursuant to certain share purchase agreements in accordance with Nasdaq Listing Rule 5635 (the “Issuance Proposal”); and

(2)    To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors of the Company (the “Board of Directors” or the “Board”) and the Company’s management have fixed the close of business on August 11, 2026 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment and postponements thereof (the “Record Date”).

After careful consideration, the Board of Directors recommends a vote IN FAVOR OF the Issuance Proposal described in this Proxy Statement.

Stockholders are cordially invited to attend the Special Meeting in person. Whether you plan to attend the Special Meeting or not, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Special Meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors,
/s/ Zongyi Lian
Zongyi Lian
Chief Executive Officer and Director

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on September 4, 2026. This Proxy Statement is available on our website at https://www.transhare.com/wetouch/.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF WETOUCH TECHNOLOGY INC.

To be Held on September 4, 2026

The Board of Directors of Wetouch Technology Inc., a Nevada corporation (“WETH” or the “Company”), is soliciting proxies for the special meeting of the stockholders of the Company (the “Special Meeting”) to be held at our office, located at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China, on September 4, 2026, at 10:00 A.M., local time, and at any adjournments thereof. You are receiving a proxy statement because you own shares of the Company’s common stock on August 11, 2026 (the “Record Date”) that entitle you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held at 10:00 a.m., local time, on September 4, 2026, at the Company’s office at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China.

Matters to be Voted Upon at the Special Meeting

At the Special Meeting, the Company is asking its stockholders as of the record date of the Record Date to consider and vote upon proposals:

(1)    To approve the issuance of shares of common stock to Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited pursuant to certain share purchase agreements in accordance with Nasdaq Listing Rule 5635 (the “Issuance Proposal”); and

(2)    To transact such other business as may properly come before the meeting or any adjournment thereof.

Who Can Vote?

Stockholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned shares of WETH common stock on the Record Date. Stockholders will have one vote for each share of WETH common stock owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. At the close of business on August 11, 2026, we had 13,381,534 shares of common stock outstanding.

What Constitutes a Quorum for the Special Meeting?

A quorum is the minimum number of shares required to hold a meeting. A majority of the shares of our common stock issued and outstanding and entitled to vote must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Special Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Who is entitled to vote at the Special Meeting?

Holders of record of shares of the Company’s Common Stock as of the Record Date are entitled to one vote per share on each matter to be considered and voted upon at the Special Meeting.

Votes cast in person or by proxy at the Special Meeting will be tabulated at the Special Meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted (i) for the Issuance Proposal as disclosed in this Proxy Statement in a non-binding, advisory vote.

If any matters other than those addressed on the proxy card are properly presented for action at the Special Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How Do I Vote?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Transhare Corporation, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. As the stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the accompanying proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

By Mail — Stockholders will receive a proxy card and can follow the instructions given for mailing. A paper copy of the proxy materials may also be obtained by following the instructions given on the notice and proxy card. To vote using the proxy card, simply print the proxy card, complete, sign and date it and return it promptly to Proxy Team, Transhare Corporation, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

Online — Stockholders may submit a proxy online using the website listed on the proxy card. Please have your proxy card in hand when you log onto the website. Online voting facilities will close and no longer be available on the date and time specified on the proxy card.

In Person — Stockholders may vote in person at the Special Meeting. To vote in person, come to the Special Meeting and we will give you a ballot when you arrive. The Board recommends that you vote using one of the other voting methods, given that it is not practical for most stockholders to attend the Special Meeting.

Please note that the notice letter you received directing you to the website at which the proxy materials are available is not the proxy card and should not be used to submit your vote.

If you do not return a signed proxy card, vote online or attend the meeting and vote in person, your shares will not be voted. Shares of our common stock represented by properly executed proxies that are received by us and are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If you return a signed and dated proxy card and instructions are not given, such proxies will be voted FOR the Issuance Proposal as disclosed in this Proxy Statement in a non-binding, advisory vote. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by us, in our sole discretion, on any matters brought before the Special Meeting for which we did not receive adequate notice under the proxy rules promulgated by the Securities and Exchange Commission (“SEC”).

Beneficial Holder.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the meeting.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Issuance Proposal

If a quorum is present, the affirmative vote of a majority of the votes cast with respect to this proposal is required to approve the issuance of shares of common stock to Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited pursuant to certain share purchase agreements in accordance with Nasdaq Listing Rule 5635.

Will My Shares Be Voted If I Do Not Return My Proxy Card? What is the Effect of a “Broker Non-Vote”?

If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner.

Under applicable regulations, if a broker holds shares on your behalf, and you do not instruct your broker how to vote those shares on a matter considered “routine,” the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. Unless you provide voting instructions to a broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the Annual Meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted.

Unless otherwise required by the Company’s Second Amended and Restated Articles of Incorporation, as amended, Bylaws, the Nevada Law, or by other applicable law, any other proposal that is properly brought before the Special Meeting will require approval by the affirmative vote of a majority of all votes cast at the Special Meeting. With respect to any such proposal, neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether the proposal has received sufficient votes for approval.

Directors and executive officers of the Company beneficially hold approximately 9,576 Company Common Stock of all the votes entitled to be cast at the Special Meeting.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the Special Meeting.

Revocability of Proxies

Stockholders are requested to date, sign and return the enclosed proxy card to make certain their shares will be voted at the Special Meeting. Any proxy given may be revoked by the Stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a proxy bearing a later date, or by attending the Special Meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon.

Householding of Annual Disclosure Documents

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials. This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders and cost savings for companies. The Company has adopted the SEC-approved “householding” procedure.

Upon written or oral request, the Company will deliver promptly a separate copy of the proxy statement and proxy materials of the Special Meeting to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

•        Send a written request to the Company’s Corporate Secretary No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China, or call (86) 28-37390666 if you are a stockholder of record; or

•        Notify your broker, if you hold your shares of common stock under street name.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address and phone number above. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is paying for this proxy solicitation?

The Company is making this solicitation and will pay the cost of soliciting your proxy. In addition to the use of mail, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers or employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and for soliciting your proxy.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, then we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

WETH Contact Information

Our principal executive offices are located at No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China. The telephone number of our principal offices is (86) 28-37390666.

PROPOSAL 1 — ISSUANCE PROPOSAL

General

Our shares of common stock, par value $0.001 per share (“Common Stock”) are listed on Nasdaq and, as such, we are subject to the exchange’s listing rules. We are seeking stockholder approval of the issuance of Common Stock to the Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited (the “Purchasers”), pursuant to certain share purchase agreements dated July 31, 2026, entered by and between the Company and the Purchasers (the “Share Purchase Agreements”) and for purposes of complying with Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Under Nasdaq’s interpretation of Nasdaq Listing Rule 5635(b), a “change of control” would occur when, as a result of the issuance of securities, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power.

Currently, Qixun Technology (Samoa) Limited (“Qixun”) owns approximately 0.286% of our outstanding Common Stock, and Qihong Technology (Samoa) Limited (“Qihong”) owns approximately 0.634% of our outstanding Common Stock. Qixun is owned by Chengdu Haobote Technology Co., Ltd (“Haobote”), of which Mr. Guangde Cai, our founder, former Chairman and director of the Company, is the sole shareholder and sole director and holds the voting and dispositive power of the Common Stock hold by Haobote. Qihong is wholly owned by Sichuan Weiyida Trading Co., Ltd (“Weiyida”), of which Mr. Guangde Cai is the sole shareholder and sole director and holds the voting and dispositive power of the Common Stock hold by Weiyida. In addition, Mr. Guangde Cai personally owns approximately 0.956% of our outstanding Common Stock, and Mr. Cai’s affiliate owns approximately 4.078% of our outstanding Common Stock. As a result, Mr. Cai may be deemed to beneficially own an aggregate of approximately 5.954% of our outstanding Common Stock, representing the Common Stock held by Qixun, Qihong, Mr. Cai’s affiliate and himself. If this Proposal 1 is approved and the Company issues Common Stock to the Purchasers pursuant to the share purchase agreements, Qixun would be expected to hold approximately 20.20% of our outstanding Common Stock and Qihong would be expected to hold 44.96% of our outstanding shares, and Mr. Guangde Cai may be deemed to beneficially own approximately 70.19% of our outstanding Common Stock. As a result, Mr. Guangde Cai and its affiliates, would exercise control over matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. The table below summarizes the Common Stock that would be issuable upon approval of this Proposal 1:

Security	Purchase Price	Common Stock to be Issued
Common Stock to be issued under the Share Purchase Agreement with Qixun	$1.25	11,153,472
Common Stock to be issued under the Share Purchase Agreement with Qihong	$1.25	19,884,358

Background

Share Purchaser Agreements

On July 31, 2026, the Company entered into certain share purchase agreements with Qixun and Qihong, pursuant to which the Company agreed to issue and sell an aggregate of 11,153,472 Common Stock to Qixun and 19,884,358 Common Stock to Qihong, respectively, at a purchase price of $1.25 per share. The purchase price is higher than the Minimum Price as defined in Nasdaq Rule 5635(d), which means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement, which is $1.19 per share as of July 30, 2026; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, which is $1.246 per share (average closing price for the five trading days, July 30, 2026, July 29, 2026, July 28, 2026, July 27, 2026, and July 26, 2026).

We are seeking stockholder approval pursuant to this Proposal 1 to permit the issuance of the Common Stock under the Share Purchase Agreements under Nasdaq Rule 5635(b).

The foregoing descriptions of the Share Purchase Agreements thereunder are not complete and are qualified in their entirety by reference to the full text of the form of the Share Purchase Agreements, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2026.

Nasdaq Stockholder Approval Requirements

Our Common Stock is listed on The Nasdaq Capital Stock Market and trades under the ticker symbol “WETH”.

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the Company. Generally, a change of control would occur when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. Because Mr. Guangde Cai, through his holding entities and his affiliates, currently beneficially owns approximately 5.954% of our outstanding Common Stock and would beneficially own approximately 70.19% of our outstanding Common Stock following the consummation of the transactions contemplated by the Share Purchase Agreements, the Company is seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b). Importantly, however, Mr. Guangde Cai is not a new investor. Mr. Cai is the founder of the Company, having founded Sichuan Wetouch Technology Co., Ltd, the predecessor of our operating entity, in 2011. Mr. Cai has maintained continuous involvement with the Company through his ownership of Qihong and Qixun since the Company’s initial shell acquisition in June 2020 and through the October 2020 reverse merger, during which he served as Chief Executive Officer of Hong Kong Wetouch Electronics Technology Limited and was subsequently appointed Chairman. Mr. Cai is currently the single largest beneficial owner of the Company. The transactions contemplated by the Share Purchase Agreements would formalize and strengthen Mr. Cai’s existing commitment to the Company rather than introduce a new controlling party.

Reasons For the Share Purchase Agreements Issuances

The members of our Board of Directors considered the issuance of the Common Stock described in this Proposal 1, including the issuance of Common Stock to Qixun and Qihong pursuant to the Share Purchase Agreements. In approving those transactions, the Board of Directors considered a variety of factors, including potential alternative sources of capital, the likelihood of consummation of any alternative capital raise transactions, and the intended use of proceeds. The Company intends to use the proceeds to obtain touch-screen complete systems through in-house development or acquisition from established manufacturers. The Board of Directors concluded that there were limited alternative financing opportunities that would provide the Company with the required capital on a timely basis, and the market price and trading volume of the Company’s Common Stock, and as such the issuances were in the best interests of our Company and our stockholders. Moreover, the Share Purchase Agreements have provided our Company with a significant amount of capital resources that have facilitated the expansion of our business.

Potential Consequences if Proposal 1 is Not Approved

The failure of our stockholders to approve this Proposal 1 will mean that Qixun and Qihong would not be able to obtain the Common Stock pursuant to the Share Purchase Agreements. Our Board of Directors believes that if this Proposal 1 is not approved, we could be unable to consummate the transactions on the agreed terms and receive the expected proceeds, could be required to renegotiate the Share Purchase Agreements or seek alternative financing or strategic arrangements, and could be limited in our ability to raise capital in the future on similar terms, each of which could limit our ability to effectively manage and grow our business.

Potential Adverse Effects of Proposal 1

If this Proposal 1 is approved and we issue Common Stock as described above, no change would occur to the number of Common Stock you own. However, as a result of those issuances, you will experience voting dilution with respect to your Common Stock. Specifically, assuming the maximum number of Common Stock issuable under the Share Purchase Agreements described above are issued, Qixun would own approximately 20.20% of the total outstanding shares of our Common Stock on a fully-diluted basis, and Qihong would own approximately 44.96% of the total outstanding shares of our Common Stock on a fully-diluted basis. As a result, Mr. Gunagde Cai and his affiliates, would be deemed to beneficially own approximately 70.19% of our outstanding Common Stock and would have the ability to control matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions. Accordingly, this concentration of ownership may have the effect of delaying or preventing or influencing a change of control of our company or changes in management, and would allow Mr. Guangde Cai and his affiliates, to influence the outcome of transactions that other stockholders may not support, which transactions could include mergers, consolidations, and the sale of all or substantially all of the assets of our company. If Mr. Guangde Cai and his affiliates gain more than 50% of our voting power, we would be deemed a “controlled company” by Nasdaq and would no longer be required to comply with certain independence requirements currently applicable to our Board of Directors and its committees.

Further, sales of a substantial number of our Common Stock in the public market by Mr. Guangde Cai, or the perception that these sales might occur, could depress the market price of our Common Stock and could have a material adverse effect on the trading price of our Common Stock.

The concentration of ownership in Mr. Guangde Cai would also not be expected to increase our public float. The trading volume of our Common Stock could be more limited than if our Common Stock were more widely held. In addition, because we are a relatively small company, the range of investors willing to invest in our Common Stock may be relatively limited. As a result of these factors, it may be more difficult for investors to sell your shares of Common Stock at a time and price that they deem appropriate, and could increase the volatility of our stock price.

Interests of Certain Persons

As described above, Qixun is owned by Haobote, of which Mr. Guangde Cai is the largest shareholder and sole director and holds the voting and dispositive power of the Common Stock hold by Haobote. Qihong is wholly owned by Sichuan Wetouch, of which Mr. Guangde Cai is the sole shareholder and sole director and holds the voting and dispositive power of the Common Stock hold by Weiyida. In addition, Mr. Cai personally owns approximately 0.956% of our outstanding Common Stock, and his affiliate owns approximately 4.078% of our outstanding Common Stock. As a result, Mr. Cai would be deemed to beneficially own the shares of Common Stock held by Qixun, Qihong, his affiliate and himself. Therefore, Mr. Cai will benefit from the approval of this Proposal 1, as it could result in Mr. Cai having a majority of voting power and control over us.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter will be required to approve the Issuance Proposal pursuant to this Proposal 1. Abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Issuance Proposal.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table provides information, as of August 11, 2026, about the beneficial ownership of our Company’s Common Stock by: (1) the persons known to us to be beneficial owners of more than 5% of our Company’s outstanding Common Stock; (2) our directors; (3) each Named Executive Officer (as defined under “Compensation of Named Executive Officers”); and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated. As of August 11, 2026, there were 447 record holders and 13,381,534 outstanding Common Stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after August 11, 2026 through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days after August 11, 2026, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

Beneficial Ownership
	Number of Shares	Percent of Total(1)
Greater than 5% Holders
Guangde Cai(1)	796,843	5.954%
Directors and Executive Officers(3)
Guangrong Cai(2)	9,576	*
Brad Asher	—	*
Zongyi Lian	—	*
Jian Feng	—	*
Jiaxing Huang	—	*
Jing Guo	—	*
Xing Tang	—	*
Yunna Liu	—	*
All Directors and Executive Officers as a Group (8 persons)	9,576	*

____________

*        Less than 1%.

(1)      Represents (i) 38,319 Common Stock held by Qixun, controlled by Haobote, of which Guangde Cai is the largest shareholder and sole director and holds the voting and dispositive power of the Common Stock hold by Haobote, (ii) 84,904 Common Stock held by Qihong, controlled by Sichuan Wetouch, of which Guangde Cai is the sole shareholder and sole director and holds the voting and dispositive power of the Common Stock hold by Sichuan Wetouch, (iii) 127,863 Common Stock held by Guangde Cai, and (iv) 545,757 Common Stock held by Mr. Cai’s affiliate.

(2)      Represents 9,576 Common Stock held of record by Guangrong Cai, Chairman of the Company.

Changes in Control

Mr. Guangde Cai, the founder of the Company, has been continuously involved with the Company since its shell acquisition in June 2020 through his ownership of Qixun and Qihong, and is currently the single largest beneficial owner of the Company. If Proposal 1 in this proxy statement is approved, Mr. Cai’s beneficial ownership percentage would increase from approximately 5.954% to approximately 70.19% of our outstanding Common Stock, and the Company is seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b). The approval of Proposal 1 would formalize and strengthen Mr. Cai’s existing commitment to the Company.

OTHER MATTERS

As of the date of this proxy statement, the board of directors of WETH knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement. If any other matters properly come before the Special Meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Wetouch Technology Inc.
Attn: Corporate Secretary
No. 29, Third Main Avenue, Shigao Town,
Renshou County, Meishan Sichuan, China
(86) 28-37390666

By Order of the Board of Directors,
/s/ Zongyi Lian
Zongyi Lian
Chief Executive Officer and Director
August 11, 2026

WETOUCH TECHNOLOGY INC.

PROXY FOR SPECIAL MEETING OF
SHAREHOLDERS

Meeting Address: No. 29, Third Main Avenue, Shigao Town, Renshou County, Meishan Sichuan, China

Meeting Date: September 4, 2026 at 10:00 A.M., local time

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSALS AND NOMINEES.

1.

To approve the issuance of shares of common stock to Qixun Technology (Samoa) Limited and Qihong Technology (Samoa) Limited pursuant to certain share purchase agreements in accordance with Nasdaq Listing Rule 5635(b).

☐	FOR	☐	AGAINST	☐	ABSTAIN
NOTE:	The proxyholders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of the management of Wetouch Technology Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

TO VOTE ONLINE:    www.Transhare.com click on Vote Your Proxy

Enter Your Control Number:

TO VOTE BY EMAIL:    Please email your signed proxy card to Proxy@Transhare.com

TO VOTE BY FAX:    Please fax this proxy card to 1.727. 269.5616

TO VOTE BY MAIL:    Please sign, date and mail to: Proxy Team, Transhare Corporation, 17755 US Highway 19 N, Suite 140 Clearwater FL 33764

IMPORTANT:    Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated: